Exhibit 10.2

Fourth Amendment to Independent Contractor and
Consultant Agreement

This Fourth Amendment to Independent Contractor and Consultant Agreement (this "Amendment") is entered into as of September ____, 2023 (“Effective Date”), by and between Laureate Education, Inc. ("Client") and MC Consultoria and Assesoria Empresarial LTDA (“Consultant”), enrolled with the CNPJ under No. – 42.272.712/ 0001-00 ("Consultant"), of Alameda Rio Negro, 503-23o Andar-Sala 2313 B – Alphaville, Barueri/SP, Brasil, ZIP: 06454-000, and is subject to the following terms and conditions.

I.Background

Client and Consultant executed that certain Independent Contractor and Consultant Agreement dated as of May 28, 2021, as amended as of July 21, 2021, March 1, 2022 and March 1, 2023 (referred to herein with all amendments as the “Consultant Agreement”) pursuant to which Client retained Consultant to provide the services as set forth in the Consultant Agreement.

The parties desire to amend Section VII of the Consultant Agreement.

II.Amendment to Severance Provisions

Section VII of the Consulting Agreement is deleted in its entirety and replaced with the following:

VII.    Severance with Brazil Subsidiary

In connection with the termination of Consultant’s employment with the Brazil Subsidiary, Client shall cause the Brazil Subsidiary to pay to Consultant all termination benefits to which Consultant would be eligible to receive under applicable Brazil law (the “Termination Payments”), less any withholding for taxes and other authorized deductions. Termination Payments will be paid in accordance with applicable Brazil law. Client and Consultant agree that a portion of the Termination Payments that Consultant will receive from the Brazil Subsidiary are deemed to be severance under applicable Brazil law and such severance amounts are set forth on Schedule B attached hereto (the “Statutory Severance”).

Notwithstanding the termination of Consultant’s employment with the Brazil Subsidiary and any terms set forth in the Transaction Bonus Agreement regarding severance, Consultant shall not receive any additional severance amounts to which he may otherwise be eligible under the Transaction Bonus Agreement or the Laureate Education, Inc. Severance Policy for Executives, as in effect on the Effective Date (the “Effective Date Severance Policy”).

Consultant further agrees that because Consultant is an independent contractor, Client shall not be obligated to pay to Consultant any termination benefits under applicable Brazil law for any services rendered under this Agreement. Notwithstanding that Client has no obligation to pay any termination benefits under applicable Brazil law to Consultant at the termination of this Agreement, Client agrees that Consultant shall be eligible to receive severance under the Laureate Education, Inc. Severance Policy for Executives, as in effect at the time of termination of this Agreement (the “Future Executive Severance Policy”), similar to the severance other executive leadership team members (other than the CEO) are eligible to receive under the Future Executive Severance Policy. Notwithstanding clause 2.3(o) of the Effective Date Severance Policy

Exhibit 10.2
prohibiting the duplication of termination benefits and any similar or comparable provisions in the Future Executive Severance Policy, any benefits or compensation the Consultant is eligible to receive in the future under the Future Executive Severance Policy will not be reduced by the total amount of Statutory Severance received by Consultant due to the termination of his employment contract with the Brazil Subsidiary on June 1, 2021.

Consultant and Client further agree that notwithstanding anything to the contrary set forth in the Effective Date Severance Policy regarding benefits that the chief operating officer may be entitled to receive or any similar or comparable provisions in the Future Executive Severance Policy, Consultant shall only be eligible to receive benefits that members of the executive leadership team are eligible to receive (other than the CEO) and shall not be eligible to receive benefits associated with the COO position. For avoidance of doubt, Consultant shall be eligible to receive one and half times (1.5x) Consultant’s Annual Base Fee and Annual Bonus if Consultant is terminated during the Severance Policy Protected Period (as defined in the Transaction Bonus Agreement) or during a twelve-month period following a Change of Control as set forth in the Effective Date Severance Policy. Otherwise, Consultant shall be eligible for one times (1x) Consultant’s Annual Base Fee and Annual Bonus upon termination by Client without cause.

III.Miscellaneous

Except as expressly set forth in this Amendment, the terms of the Consultant Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

CONSULTANT                    LAUREATE EDUCATION, INC.
By:                          By:
(signature)                        (signature)

Name:                         Name:
(Print name)                    (Print name)

Title:                         Title:

Date:                         Date:
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